Exhibit 3

COHEN & STEERS DIVIDEND VALUE FUND, INC.

COHEN & STEERS EMERGING MARKETS REAL ESTATE FUND, INC.

COHEN & STEERS GLOBAL INFRASTRUCTURE FUND, INC.

COHEN & STEERS GLOBAL REALTY SHARES, INC.

COHEN & STEERS INSTITUTIONAL GLOBAL REALTY SHARES, INC.

COHEN & STEERS INSTITUTIONAL REALTY SHARES, INC.

COHEN & STEERS INTERNATIONAL REALTY FUND, INC.

COHEN & STEERS PREFERRED SECURITIES AND INCOME FUND, INC.

COHEN & STEERS REALTY INCOME FUND, INC.

COHEN & STEERS REALTY SHARES, INC.

(collectively, the “Funds”)

Certificate of Assistant Secretary

The undersigned, being the duly elected Assistant Secretary of the above-referenced Funds, each a corporation organized under the laws of the State of Maryland, hereby certifies that the following are the true and complete resolutions approved by the Board of Directors at a meeting held on June 21-22, 2011, and that said resolutions have not been revoked or amended and are now in full force and effect.

RESOLVED, that it is the determination of the Board, including a majority of the Independent Directors, that the joint insured fidelity bond among the open-end registered Funds (the “Open-end Bond”) written by St. Paul Fire and Marine Insurance Company in the amount of $9,850,000, insuring the Fund and the other parties named as insured parties under the Open-end Bond (the “Parties”) for covered acts or omissions of the Fund’s officers and employees, in accordance with the requirements of Rule 17g-1 under the 1940 Act, is reasonable in form and amount after having given due consideration to all relevant factors including, but not limited to, the value of the aggregate assets of the Fund to which any such covered person may have access, the type and terms of the arrangements made for the custody and safekeeping of such assets and the nature of the securities in the Fund’s portfolio; and

RESOLVED, that the Board, including a majority of the Independent Directors, hereby approves the payment by the Fund of the portion of the premium for coverage under the Open-end Bond, as the case may be, in the amount described at this meeting, having given due consideration to all relevant factors including, but not limited to, the number of other Parties, the nature of the business activities of such other Parties, the amount of the relevant Open-end Bond, and the ratable allocation of the premium among all the relevant Parties and the extent to which the share of the premium allocated to the Fund is less than

Exhibit 3

the premium the Fund would have had to pay if it had provided and maintained a single insured bond; and

RESOLVED, that each of the appropriate officers of the Fund hereby is authorized to take such actions as may be required to amend the Open-end Bond to include in the coverage new funds advised, sub-advised or administered by CSCM or its affiliates, as of the date each is declared effective by the Securities and Exchange Commission (the “SEC”); and

RESOLVED, that each of the President, any Vice President, the Secretary, any Assistant Secretary and the Treasurer hereby is designated as the officer responsible for making all filings with the SEC and giving all notices on behalf of the Fund with respect to the Open-end Bond required by paragraph (g) of Rule 17g-1 under the 1940 Act; and

RESOLVED, that the form, terms and conditions of the Joint Fidelity Bond Agreement (the “Agreement”) between and among the Fund and the relevant Parties, substantially in the form discussed at this meeting, hereby are adopted and approved, and that each of the President, any Vice President, the Secretary, any Assistant Secretary and the Treasurer hereby is authorized and directed to execute and deliver the Agreement on behalf of the Fund with such changes therein as such officer determines is necessary or desirable, the execution thereof to be conclusive evidence of such determination; and

RESOLVED, that the actions taken by the appropriate officer or officers in respect of the matters referred to in the preceding resolutions hereby are ratified, adopted, and confirmed in all respects.

IN WITNESS WHEREOF, the undersigned has executed this certificate as Assistant Secretary of the above mentioned Funds on this 11th day of July, 2011.

/s/ Tina M. Payne
Tina M. Payne
Assistant Secretary